Exhibit 3.8

E. C. DRIVER & ASSOCIATES, INC.

as amended

January 27, 2011

BY-LAWS

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ARTICLE I

OFFICES

Section 1. The registered office shall be located in Plantation, Florida or at such place as may be designated from time to time.

Section 2. The corporation may also have offices at such other places both within and without the State of Florida as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

ANNUAL MEETINGS OF SHAREHOLDERS

Section 1. All meetings of shareholders for the election of directors shall be held in San Francisco, State of California, or at such place as may be fixed from time to time by the board of directors.

Section 2. Annual meetings of shareholders shall be held on the 2nd day of January if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

Section 3. Written or printed notice of the annual meeting stating the place, date and hour of the meeting shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting.

ARTICLE III

SPECIAL MEETINGS OF SHAREHOLDERS

Section 1. Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the State of Florida as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Special meetings of shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the president, the board of directors, or the holders of not less than one-tenth of all the shares entitled to vote at the meeting.

Section 3. Written or printed notice of a special meeting stating the place, day, and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the board, president, or the holders of not less than one-tenth of all the shares entitled to vote at the meeting to each shareholder of record entitled to vote at such meeting.

Section 4. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

ARTICLE IV

QUORUM AND VOTING OF STOCK

Section 1. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2. If a quorum is present, the affirmative vote of a plurality of the shares of stock represented at the meeting shall be the act of the shareholders unless the vote of a greater number or voting by classes is required by law or the articles of incorporation.

Section 3. Each outstanding share of stock, having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by the shareholder’s duly authorized attorney-in-fact.

In all elections for directors every shareholder, entitled to vote, shall have the right to vote, in person or by proxy, the number of shares of stock owned by such shareholder, for as many persons as there are directors to be elected, or if the articles of incorporation so provide, to cumulate the vote of said shares, and give one candidate as many votes as the number of directors multiplied by the number of his shares of stock shall equal, or to distribute the votes on the same principle among as many candidates as the shareholder may see fit.

Section 4. Any action required to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE V

DIRECTORS

Section 1. The number of directors shall be determined from time to time by resolution of the Board of Directors, provided that the Board of Directors shall consist of at least one member. Directors need not be residents of the State of Florida nor shareholders of the corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first board of directors shall hold office until the first annual meeting of shareholders.

The number of directors may be increased or decreased by amendment to the articles of incorporation or to these bylaws.

Section 2. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors, or by the shareholders, unless the articles of incorporation provide otherwise. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office. A director elected to fill a newly created directorship shall serve until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified.

Section 3. The business affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

Section 4. The directors may keep the books of the corporation outside of the State of Florida, except such as are required by law to be kept within the state, at such place or places as they may from time to time determine.

Section 5. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

ARTICLE VI

MEETINGS OF THE BOARD OF DIRECTORS

Section 1. Meetings of the board of directors, regular or special, may be held either within or without the State of Florida.

Section 2. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.

Section 3. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

Section 4. Meetings of the board of directors may be called by the chairman of the board or by the president. Special meetings of the board of directors shall be preceded by no fewer than ten days’ notice sent to directors of the date, time, and place of the meeting. Notice may be sent in writing or orally, and communicated in person, by telephone, telegraph, teletype, electronic communication, or by mail. The notice shall include the purpose of the meeting.

Section 5. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director, at the beginning of the meeting or promptly upon arrival, objects to the transaction of any business because the meeting is not lawfully called or convened.

Section 6. A majority of the directors shall constitute a quorum for the transaction of business unless a different number is required by law or by the articles of incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute or by the articles of incorporation. Whether or not a quorum shall be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

ARTICLE VII

EXECUTIVE COMMITTEES

Section 1. The board of directors, by resolution adopted by a majority of the full board of directors, may designate two or more directors to constitute an executive committee, to the extent provided in such resolution, which shall have and exercise all of the authority of the board of directors in the management of the corporation, except as otherwise required by law. Vacancies in the membership of the committee shall be filled by the board of directors at a regular or special meeting of the board of directors. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.

ARTICLE VIII

NOTICES

Section 1. Whenever any notice whatsoever is required to be given under the provisions of the statutes or under the provisions of the articles of incorporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE IX

OFFICERS

Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a president, a secretary and a treasurer. The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers.

Section 2. The board of directors at its first meeting after each annual meeting of shareholders shall choose a president, a secretary and a treasurer, none of whom need be a member of the board.

Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

THE PRESIDENT

Section 6. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

Section 7. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

THE VICE-PRESIDENTS

Section 8. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES

Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision the secretary shall be. The secretary shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the secretary’s signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by such officer’s signature.

Section 10. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

Section 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

Section 12. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all the treasurer’s transactions as treasurer and of the financial condition of the corporation.

Section 13. If required by the board of directors, the treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the treasurer’s office and for the restoration to the corporation, in case of the treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the treasurer’s possession or under the treasurer’s control belonging to the corporation.

Section 14. The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE X

CERTIFICATES FOR SHARES

Section 1. The shares of the corporation shall be represented by a certificate or shall be uncertificated. Certificates shall be signed by the president of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. When the corporation is authorized to issue shares of more than one class there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any shareholder upon request and without charge, a full or summary statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

Section 2. The signature of the officer of the corporation upon a certificate may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

UNCERTIFICATED SHARES

Section 3. The board of directors of the corporation may authorize the issuance of some or all of the shares of any or all of its classes or series without certificates. Shares already represented by certificates shall not be affected until they are surrendered to the corporation.

Section 4. Within a reasonable amount of time after the issuance or transfer of shares without certificates, the corporation shall send shareholders a written statement of the information required on the certificates by F.S. section 607.0625 (2) and (3), and, if applicable, F.S. section 607.0627.

LOST CERTIFICATES

Section 5. The board of directors may direct a new certificate or an equivalent new uncertificated security in place of any certificate therefore issued by the corporation alleged to have been lost, destroyed, or wrongfully taken. When authorizing such issuance of a new certificate or an equivalent new uncertificated security, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost, destroyed, or wrongfully taken.

TRANSFERS OF SHARES

Section 6. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate or an equivalent new uncertificated security shall be issued to the person entitled thereto, and the old certificate canceled and the transaction recorded upon the books of the corporation.

LIST OF SHAREHOLDERS

Section 8. After fixing a record date for a meeting, the officer or agent in charge of the records for shares shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of a shareholders’ meeting, arranged by voting group, with the address of, and the number and class and series, if any, of shares held by each. The shareholders’ list shall be available for inspection by any shareholder for a period of 10 days prior to the meeting and shall be kept on file at the corporation’s principal office. A shareholder or the shareholder’s agent or attorney shall be entitled on written demand to inspect the list, subject to the requirements of F.S. section

607.1602(3) during regular business hours and at the shareholder’s expense, during the period it shall be available for inspection. The shareholders’ list shall be made available at the meeting, and any shareholder or the shareholder’s agent or attorney shall be entitled to inspect the list at any time during the meeting or any adjournment. The shareholders’ list shall be prima facie evidence of the identity of shareholders entitled to examine the shareholders’ list or to vote at a meeting of shareholders.

ARTICLE XI

GENERAL PROVISIONS

DISTRIBUTIONS

Section 1. Subject to the restrictions of the articles of incorporation relating thereto, if any, and to limitation by statute, distributions may be declared by the board of directors at any regular or special meeting, pursuant to law. Distributions may be made in cash, in property, or as a dividend. Share dividends may be issued pro rata and without consideration to the corporation’s shareholders or to the shareholders of one or more classes or series, subject to the provisions of the articles of incorporation.

Section 2. Before any distribution may be made, there may be set aside out of any funds of the corporation available for distributions such sum or sums as the directors from time to time, in their absolute discretion, think proper to meet debts of the corporation as they become due in the usual course of business, or for such other purpose as the directors shall think conducive to the interest of the corporation.

CHECKS

Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR

Section 4. The fiscal year of the corporation shall be December 31.

SEAL

Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Florida”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE XII

AMENDMENTS

Section 1. These bylaws may be altered, amended, or repealed or new bylaws may be adopted by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board.

ARTICLE XIII

SPECIAL PROVISIONS

Section 1. The Corporation desires to engage in the practice of professional engineering in the State of Washington. To engage in the lawful practice of this discipline the Corporation shall designate a professional engineer-in-responsible-charge, with authority to make all final decisions for engineering activities in the State of Washington.